As filed with the Securities and Exchange Commission on July 16, 2002.
                                          Registration No. 333-________
=======================================================================

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                       BENCHMARK TECHNOLOGY CORPORATION
-----------------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)

         Nevada                       0-31715             91-2007478
------------------------        -----------------   -----------------------
(State of Incorporation)        (SEC File Number)   (IRS Employer I.D. No.)


            1250 South Burnham, Suite 212, Las Vegas, Nevada  89104
---------------------------------------------------------------------------
                    (Address of principal executive offices)


                CONSULTING SERVICE AGREEMENT WITH T. J. JESKY
---------------------------------------------------------------------------
                            (Full Title of the Plan)


                            John Dean Harper, President
             1250 South Burnham, Suite 212, Las Vegas, Nevada  89104
---------------------------------------------------------------------------
                     (Name and Address of agent for Service


                         Telephone:  702-384-8692
---------------------------------------------------------------------------
          (Telephone number, including area code for agent for service)


                                   Copies to:
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada 89113
                             Phone:  (702) 952-8520
                            Facsimile  (702) 952-8521

                         CALCULATION OF REGISTRATION FEE

============================================================================
                                  Proposed        Proposed
Title of                          maximum         maximum
securities       Securities       offering        aggregate     Amount of
to be            to be            price per       offering      Registration
registered       registered (1)   share (2)       price (2)     Fee (3)
----------       ----------       -----           -----------   ------------
Common           100,000          $0.50           $60,000       $4.60
$0.001 par
value shares
============================================================================

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on July 15, 2002 by the NASD OTC Bulletin Board.


                                EXPLANATORY NOTE
                                ----------------

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 have been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.


                                     PART II
                                     -------


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

         (a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2000 and 2001 and Quarterly Report on Forms 10-QSB for the quarters ending March 31, 2001, June 30, 2001, September 30, 2001 and March 31, 2002. Current Reports on Form 8-K, filed on December 21, 2001, March 28, 2002, May 31, 2002, July 3,
               2002.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4.  DESCRIPTION OF SECURITIES


         Not applicable, the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


         Not applicable.


Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


         Article Seven of the Company's Articles of Incorporation provides that the Company's directors and officers will not have any personal liability to the Company or its stockholders for damages for obligations, suits of any kind including, but not limited to, malpractice, class actions, discrimination, personal injury, anti-trust, liens, acts or judgments of the corporation, or any other liability which may be construed to be contained within the scope of the laws and statutes of the State of Nevada which pertain to director liability. This article does not provide for the Company to indemnify the officers or directors, however, such indemnification may be implied. Sections
78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8.  EXHIBITS.

         The following documents are incorporated by reference from the Company's Periodic Report filings, SEC File # 0-31715, as filed with the Securities & Exchange Commission.

(a)  Exhibits

  3    Articles of Incorporation & By-Laws

               (a)Articles of Incorporation of the Company filed November 16, 1999. Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission filed October 6, 2000.

               (b)By-Laws of the Company adopted November 16, 1999. Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission filed October 6, 2000.

  4.1   Instruments Defining the Rights of Security Holders

               (a)Facsimile of specimen common stock certificate, incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities of Small Business Issuers on Form 10-SB, previously filed with the Commission on October 6, 2000.

  4.2*  Consulting Agreement with T. J. Jesky, dated July 15, 2002.

  5*     Opinion of Counsel and consent regarding the legality of the securities registered under this Registration Statement.

  13    Annual or Quarterly Reports

         (a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2000 and 2001 and Quarterly Report on Forms 10-QSB for the quarters ending March 31, 2001, June 30, 2001, September 30, 2001 and March 31, 2002. Current Reports on Form 8-K, filed on December 21, 2001, March 28, 2002, May 31, 2002, July 3,
               2002.

  23*    Consent of Independent Certifying Public Accountant.
------------------------------
* This filing

Item 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)  That, for purposes of determining   any liability under the
Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada.

Dated: July 16, 2002

                                      BENCHMARK TECHNOLOGY CORPORATION
                                      a Nevada corporation


                                      /s/  John Dean Harper
                                      -----------------------
                                      John Dean Harper
                                      President


Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: July 16, 2002                   /s/  John Dean Harper
                                      -----------------------
                                      John Dean Harper
                                      Secretary

                                 INDEX TO EXHIBITS

     Exhibit No.                   Description of Exhibits
     -----------                   -----------------------

  3    Articles of Incorporation & By-Laws

               (a)Articles of Incorporation of the Company filed November 16, 1999. Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission filed October 6, 2000.

               (b)By-Laws of the Company adopted November 16, 1999. Incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission filed October 6, 2000.

  4.1   Instruments Defining the Rights of Security Holders

               (a)Facsimile of specimen common stock certificate, incorporated by reference to the exhibits to the Company's General Form For Registration Of Securities of Small Business Issuers on Form 10-SB, previously filed with the Commission on October 6, 2000.

  4.2*  Consulting Agreement with T. J. Jesky, dated July 15, 2002.

  5*     Opinion of Counsel and consent regarding the legality of the securities registered under this Registration Statement.

  13    Annual or Quarterly Reports

         (a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2000 and 2001 and Quarterly Report on Forms 10-QSB for the quarters ending March 31, 2001, June 30, 2001, September 30, 2001 and March 31, 2002. Current Reports on Form 8-K, filed on December 21, 2001, March 28, 2002, May 31, 2002, July 3,
               2002.

  23*    Consent of Independent Certifying Public Accountant.

------------------------------
* This filing